                                                                    EXHIBIT 10.3





                           GENOVESE DRUG STORES, INC.

                             RETIREMENT INCOME PLAN



                            AS AMENDED AND RESTATED

                        EFFECTIVE AS OF JANUARY 1, 1989

                           GENOVESE DRUG STORES, INC.

                             RETIREMENT INCOME PLAN



                               TABLE OF CONTENTS




ARTICLE                                                                                        PAGE
- - -------                                                                                        ----
         Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

    I    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

   II    Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

  III    Retirement and other Termination
             of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

   IV    Accrued Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16

    V    Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

   VI    Maximum Amount of Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . .     26

  VII    Designation of Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .     28

 VIII    Funding and Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29

   IX    Administration of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32

    X    Termination of Employer Participation  . . . . . . . . . . . . . . . . . . . . . .     38

   XI    Amendment or Termination of the
             Plan and Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40

  XII    Top Heavy Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47

 XIII    Special Limitations Imposed by
             Government Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . .     52

  XIV    General Limitations and Provisions . . . . . . . . . . . . . . . . . . . . . . . .     54

         EXHIBIT I - List of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .     58

                           GENOVESE DRUG STORES, INC.
                             RETIREMENT INCOME PLAN

               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989

                                    PREAMBLE


         Genovese Drug Stores, Inc. (the "Company") established the Genovese Drug Stores, Inc. Retirement Income Plan (the "Plan") effective March 1, 1972, to provide retirement benefits and certain other benefits to eligible employees of the Company and participating affiliated companies. The Plan was originally established under a group annuity contract. Subsequently, the assets of the Plan were transferred to a trust (the "Trust").

         The Plan and Trust, as established, have been amended from time to time thereafter. Effective as of December 31, 1988, the Plan was amended to cease all future benefit accruals, to freeze existing benefit accruals at the level then in effect, and to prohibit additional employees from participating in the Plan.

         The Plan, as set forth herein, constitutes an amendment and restatement of the Plan effective as of January 1, 1989, except as certain other effective dates may be specified herein with respect to specific provisions or as may be required under applicable law. The Plan, as so amended and restated, is intended to reflect all changes required to be incorporated in the Plan as of the end of the remedial amendment period specified in Code
Section 401(b) as it applies to the Tax Reform Act of 1986 and certain other specified legislation enacted subsequent thereto, as well as all other changes adopted by the Company prior to the actual adoption of this amendment and restatement. This amendment and restatement is further intended to reflect, ratify and confirm the administrative practices of the Employers and the Committee in operating the Plan in accordance with the purposes of applicable law during the period with respect to which retroactive effect is given pursuant to the remedial amendment period referred to in the preceding sentence. Notwithstanding the foregoing, nothing in this amendment and restatement shall be deemed inconsistent with any action taken by the Committee or the Company at any time on or after January 1, 1989, but prior to the adoption of this amendment and restatement, which was taken in accordance with the terms of the Plan as then in effect or in a good faith attempt to administer the Plan in accordance with applicable law.

         The Plan, as so amended and restated, is intended to continue to qualify as a pension plan which meets the qualification and tax exemption requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and any other provisions of applicable law.

         Unless otherwise expressly provided herein, or as may be required by applicable law, the rights of any person whose employment terminated or who retired before the effective date of this amendment and restatement, or the effective date of any particular provision, as provided above, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Participant.

                                   ARTICLE I

                                  DEFINITIONS


When used herein the following terms shall have the following meanings:

         1.1 "ACCRUED BENEFIT" means as of any date, the amount used to provide the Participant's Retirement Benefit, as specified in Article IV.

         1.2 "ACTUARIAL EQUIVALENT" means, unless otherwise specified in the Plan, a benefit of equivalent value, determined by using a 6% annual interest rate and the 1971 Group Annuity UP84 Mortality Table, projected to 1975 and set back two years for males and females; provided, however, that the interest rate used to determine whether the Actuarial Equivalent of a Participant's Retirement Benefit payable at age 65 in the form of a Straight Life Annuity exceeds $3,500 shall not be greater than:

                 (i) the applicable interest rate, if the amount (using such rate) is $25,000 or less; or

                 (ii) 120% of the applicable interest rate, if the amount exceeds $25,000 (as determined under (i) above).

The "applicable interest rate" shall mean the interest rate or rates which would be used by the PBGC as of the first day of the month in which a distribution commences, for purposes of determining the present value of Participants' benefits under the Plan if the Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the PBGC on that date.

         1.3 "ACTUARY" means the enrolled actuary (within the meaning of ERISA) engaged by the Committee.

         1.4 "AFFILIATE" means any corporation which is included in a controlled group of corporations (within the meaning of Code Section 414(b)) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Code
Section 414(c)), any organization included in the same affiliated service group (within the meaning of Code Section 414(m)) as the Company and any other entity required to be aggregated with the Company pursuant to Code Section 414(o); except that for purposes of applying the provisions of Articles VI and XII with respect to the limitations on benefits, Code Section 415(h) shall apply.

         1.5 "APPLICABLE LAW", whether capitalized or not, means the Code, ERISA and any other law which governs the Plan, and any regulations, rulings, or other administrative or judicial clarifications thereunder.

         1.6 "BENEFICIARY" means any person or entity validly designated by a Participant pursuant to Article VII to receive the amount, if any, payable under the Plan upon his death.

         1.7 "BOARD" means the Board of Directors of the Company or a duly authorized committee thereof.

         1.8 "BREAK IN SERVICE" means a Plan Year during which an individual has not completed more than 500 Hours of Service, as determined by the Committee in accordance with applicable law. Solely for purposes of determining whether a Break in Service has occurred on or after January 1, 1985, an individual shall be credited with the Hours of Service which such individual would have completed but for a maternity or paternity absence, as determined by the Committee in accordance with this Section and applicable law; provided, however, that the total Hours of

Service so credited shall not exceed 501 hours and that the individual timely provide the Committee with such information as it shall require. Hours of Service credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such Hours of Service are necessary to prevent a Break in Service in such Plan Year, or (ii) in the following Plan Year. For purposes of this Section, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

         1.9 "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

         1.10    "COMMITTEE" means the Administrative Committee provided for in
Article IX. For purposes of ERISA, the members of the Committee shall be the named fiduciaries of the Plan with respect to the matters for which they are hereby made responsible under the Plan, and the Committee shall be the administrator of the Plan.

         1.11 "COMPANY" means Genovese Drug Stores, Inc., or any successor thereto.

         1.12 "DEFERRED RETIREMENT DATE" means the Participant's date of Retirement after his Normal Retirement Date, as provided in Section 3.2.

         1.13 "DISABILITY" means the Participant's inability to perform his customary duties with the Employer as would constitute disability for receiving disability benefits under any long term disability plan maintained by the Employer, as determined by the Committee in accordance with procedures uniformly applicable to all Participants.

         1.14 "EARLY RETIREMENT DATE" means the Participant's date of Retirement prior to his Normal Retirement Date, as provided in Section 3.4.

         1.15 "EFFECTIVE DATE" of the amended and restated Plan means January 1, 1989.

         1.16 "EMPLOYEE" means any employee of the Employer, excluding any individual who (i) is a nonresident alien, (ii) is included in a unit of employees covered by a collective bargaining agreement which does not provide for his participation in the Plan, (iii) is an employee of an Affiliate which is not an Employer, (iv) is a Leased Employee, (v) serves only as a director of the Board, or (vi) renders service as an independent contractor or as an employee of an independent contractor.

         1.17 "EMPLOYER" means the Company or any Affiliate which, with the consent of the Board, adopts the Plan and Trust by appropriate action and makes participation under the Plan available to its Employees in the manner and to the extent permitted by the Board. Any Employer which adopts the Plan shall be deemed thereby to appoint the Company, the Committee and the Trustee its exclusive agents to exercise on its behalf all of the power and authority conferred by the Plan or by the Trust and shall make its allocable contributions to the Plan. The authority of the Company, the Committee and the Trustee to act as such agents shall continue until the Plan is terminated as to such Employer and the relevant Trust assets have been distributed by the Trustee as provided in Article X.

         1.18 "EMPLOYMENT COMMENCEMENT DATE" means the date on which an individual first performs an Hour of Service for the Employer or any Affiliate.

         1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

         1.20 "FORMER PARTICIPANT" means a Participant who has terminated his employment, whether or not he has received a distribution of his Retirement Benefit.

         1.21 "HOUR OF SERVICE" means each hour for which an individual is directly or indirectly paid or entitled to payment by the Employer or any Affiliate for the performance of Service (or is treated as performing Service under Section 1.33) including any back pay irrespective of mitigation of any damages.

         1.22    "IRS" means the United States Internal Revenue Service.

         1.23 "LEASED EMPLOYEE" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (the "leasing organization") has performed services for the Employer (or for the Employer and any Affiliate) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Benefits provided for a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as if provided by the Employer.

         1.24 "NORMAL RETIREMENT AGE" means the date the Employer attains age 65.

         1.25 "NORMAL RETIREMENT DATE" means the first day of the month coincident with or next following the Participant's Normal Retirement Age.

         1.26 "PARTICIPANT" means any Employee who participates in the Plan in accordance with Article II.

         1.27    "PBGC" means the Pension Benefit Guaranty Corporation.

         1.28 "PLAN" means the Genovese Drug Stores, Inc. Retirement Income Plan, as the same may be amended from time to time.

         1.29 "PLAN YEAR" means a twelve consecutive month period commencing on January 1st.

         1.30 "REEMPLOYMENT COMMENCEMENT DATE" means the first date that an Employee is credited with an Hour of Service following a Break in Service.

         1.31 "RETIREMENT" means, as applicable, a Participant's Normal, Early or Deferred Retirement.

         1.32 "RETIREMENT BENEFIT" means a benefit payable upon retirement or other termination of employment, as provided in Article III.

         1.33 "SERVICE" means employment (whether or not as an Employee) with the Employer or with any Affiliate. To the extent and for the purpose determined by the Committee, under rules uniformly applicable to all Employees similarly situated and in accordance with applicable law (including Department of Labor Regulations Sections 2530.200b-2(b) and (c)), periods of Service shall include (i) periods of vacation, (ii) periods of absence authorized by the Employer for sickness, temporary disability or personal reasons and (iii) if and to the extent required by the Military Selective Service Act as amended, or any other Federal law, service in the Armed Forces of the United States.

         1.34 "SPOUSE" OR "SURVIVING SPOUSE" means the individual to whom a Participant or Former Participant is legally married (as determined by the Committee) on the earliest of (i) the date on which payment of benefits commence under the Plan or (ii) the date of the Participant's death.

         1.35 "TERMINATION OF EMPLOYMENT", or words of similar import, means the termination of an Employee's employment with an Employer or Affiliate under circumstances where he is no longer employed by an Employer or Affiliate. Transfer of employment from one Employer or Affiliate to another Employer or Affiliate shall not constitute a termination of employment.

         1.36 "TRUST" OR "TRUST FUND" means the trust established by the Company as a part of the Plan.

         1.37 "TRUST AGREEMENT" means the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as the same may be amended from time to time.

         1.38    "TRUSTEE" means the trustee or trustees of the Trust.

         1.39 "YEAR OF SERVICE" means, except as provided herein, a Plan Year beginning on or after January 1, 1976 during which an individual completes at least 1,000 Hours of Service, as determined by the Committee in accordance with applicable law. In addition to Years of Service credited in accordance with the preceding sentence, a Participant shall be credited with a Year of Service (or fraction thereof) for each Year of Service (or fraction thereof) credited to him under the terms of the Plan as in effect on December 31, 1975. Notwithstanding the foregoing

Years of Service shall not be recognized under the Plan after January 1, 1989, to the extent that they were disregarded in accordance with the break in service rules under the Plan as in effect before such date.

                                   ARTICLE II

                                 PARTICIPATION


         2.1     ELIGIBILITY TO PARTICIPATE.
                 (a) Each Employee who was a Participant of the Plan on December 31, 1988 shall continue to be a Participant. No one shall be permitted to become a Participant under this Plan on or after January 1, 1989.

         2.2 BREAK IN SERVICE. If a Participant who has no vested right to his Retirement Benefit incurs a Break in Service and if the number of his consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of his Years of Service prior to such Break in Service (excluding any Years of Service previously disregarded under the Break in Service provisions of the Plan) then, in the event that he again becomes an Employee, his Years of Service prior to such Break in Service shall be disregarded and his rights under the Plan shall be determined accordingly. In all other cases following a Break in Service, if the Former Participant again becomes an Employee, his Years of Service prior to such Break in Service shall be counted if the Participant completes a Year of Service following his Break in Service.

                                  ARTICLE III

                 RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT


         3.1     NORMAL RETIREMENT.
                 (a) A Participant may retire on his Normal Retirement Date. Notwithstanding any provision herein to the contrary, a Participant shall be 100% vested in his Retirement Benefit upon attaining his Normal Retirement Age.

                 (b) A Participant who retires on his Normal Retirement Date shall be entitled to receive a Retirement Benefit, commencing on his Normal Retirement Date and payable in accordance with Article V, equal to his Accrued Benefit. In no event shall a Participant's Retirement Benefit commencing on his Normal Retirement Date be less than the largest Retirement Benefit the Participant could have received if he had retired on any date which could have been his Early Retirement Date and elected to have his Retirement Benefit commence immediately.

         3.2     DEFERRED RETIREMENT.
                 (a) The Deferred Retirement Date of a Participant who remains employed beyond his Normal Retirement Date shall be the date on which he terminates his employment.

                 (b) Subject to Section 5.5, a Participant who retires on a Deferred Retirement Date shall be entitled to receive a Retirement Benefit commencing on the first day of the month following his Deferred Retirement Date and payable in accordance with Article V, equal to the Actuarial Equivalent of the Retirement Benefit that would have been payable to him at his Normal Retirement Date if he had retired in accordance with Section 3.1. In no event shall a Participant's Retirement Benefit commencing on his Deferred Retirement Date be less than the largest Retirement Benefit the Participant could have received, if he had retired on any date which could have been his

Early or Normal Retirement Date and elected to have his Retirement Benefit commence immediately.

         3.3     DISABILITY BEFORE RETIREMENT.
                 (a) A Participant who incurs a Disability before his Early Retirement Date and is receiving payments under a long-term disability program maintained by the Employer shall continue to be credited with Years of Service during such Disability (in the same manner as if he had continued in full time employment with the Employer) until the earlier of (i) the date such long- term disability payments cease, or (ii) his Normal Retirement Date.

                 (b) If a Participant reaches his Normal Retirement Date while on Disability, or recovers from his Disability prior to his Normal Retirement Date, and does not return to the employ of an Employer or Affiliate immediately upon his recovery, he shall be treated under the Plan as if he had terminated employment or retired as of the earlier of his Normal Retirement Date or the date of such recovery, and his right to benefits, if any, shall be determined under the provisions of this Article III, taking into account for purposes of the Service requirement in Section 3.5(a) the Service credited to him during the period of his Disability, as provided in (a) above.

                 (c) The Committee shall establish such procedures as it deems necessary to evaluate the continued Disability of any Participant, and the cooperation of a Participant with such procedures, including the supplying of any medical information and the submission to medical examination, shall be a condition to the treatment afforded to such Participant under this Section 3.3.

         3.4     EARLY RETIREMENT.
                 (a) A Participant who attains age 55 may retire on an Early Retirement Date which is the first day of any month prior to his Normal Retirement Date.

                 (b) A Participant who retires on an Early Retirement Date shall be entitled to receive a Retirement Benefit, commencing on his Normal Retirement Date and payable in accordance with Article V, equal to his Accrued Benefit. In no event shall such Retirement Benefit be less than the largest Retirement Benefit the Participant could have received if he had retired on any earlier date which could have been his Early Retirement Date and elected to have his Retirement Benefit commence immediately.

                 (c) A Participant who retires on an Early Retirement Date may elect, in accordance with procedures established by the Committee, to begin receiving payment of his Retirement Benefit on the first day of any month on or after his Early Retirement Date, but not later than his Normal Retirement Date. The amount of such Retirement Benefit shall be equal to the Retirement Benefit that would be payable at Normal Retirement Date in accordance with Section 3.4(b) above, reduced by 6/10 of 1% for each of the first 60 months, and 3/10 of 1% for each of the next 60 months, that commencement of such Retirement Benefit precedes the Participant's Normal Retirement Date. Such an election may be revoked in accordance with procedures established by the Committee.

         3.5     OTHER TERMINATION OF EMPLOYMENT.
                 (a) A Former Participant whose termination of employment occurs prior to his Early Retirement Date, but after completing at least 5 Years of Service, shall receive a Retirement Benefit, commencing on his Normal Retirement Date (unless he makes an election under (b) below) and payable in accordance with Article V, equal to his Accrued Benefit.

                 (b) A Former Participant described in (a) above may elect, in accordance with procedures established by the Committee, to have his Retirement Benefit commence on the first day of any month following his attainment of age 55, but prior to his Normal Retirement Date. Such Benefit shall be equal to the Retirement Benefit that would have been payable at Normal Retirement Date, reduced in the same manner as provided in Section 3.4(c) to reflect commencement prior to Normal Retirement Date.

         3.6 REQUIRED CONSENT. Notwithstanding any other provision of the Plan to the contrary, to the extent required by applicable law, if the Actuarial Equivalent of the Retirement Benefit of a Participant who retires prior to his Normal Retirement Date is in excess of $3,500, no benefit shall be paid prior to the Participant's Normal Retirement Date without his written consent and, if the Participant is married on the date payment would otherwise commence, the written consent of his Spouse.

                                   ARTICLE IV

                                ACCRUED BENEFIT


         4.1 ACCRUED BENEFIT. Effective as of December 31, 1988, the Plan was amended to cease all future benefit accruals and to freeze the benefit levels earned by Participants up to that date. The Accrued Benefit of a Participant as of any date of determination on or after January 1, 1989 is, therefore, equal to the annual amount of retirement income payable at Normal Retirement Date in the form of a Straight Life Annuity (as described in Section 5.2(a)(i)), which would have been determined under the terms of the Plan as in effect in December 31, 1988, if the Participant had terminated his employment on that date. The annual amount so determined is specified for each affected Participant in Exhibit I attached to and made a part of this Plan.

         4.2 NO FUTURE ACCRUALS. A Participant's Accrued Benefit shall not increase for any reason on and after January 1, 1989, including, but not limited to, increases in Compensation from the Employer or continued Service with the Employer.

                                   ARTICLE V

                               METHOD OF PAYMENT


         5.1     NORMAL FORM OF BENEFITS.
                 (a) Unmarried Participant. The Retirement Benefit to which an unmarried Participant is entitled under the Plan shall, except as otherwise provided in this Article V, be payable in the form of a Straight Life Annuity as defined in Section 5.2(a)(i).

                 (b) Married Participant. The Retirement Benefit to which a married Participant is entitled under the Plan shall, except as otherwise provided in this Article V, be payable in the form of a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of the Retirement Benefit payable to an unmarried Participant in accordance with Section 5.1(a). A "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant, ending with the payment due for the month in which the Participant dies, and, if the Participant dies leaving a Surviving Spouse, an annuity for the life of such Surviving Spouse equal to 50% of the annuity payable for the life of the Participant, commencing on the first day of the month following the date of the Participant's death and ending with the payment due for the month in which such Surviving Spouse dies. A married Participant may elect, in accordance with Section 5.4, to have his Retirement Benefit paid in one of the forms provided in Section 5.2, in lieu of the Qualified Joint and Survivor Annuity.

         5.2     OPTIONAL FORMS OF BENEFIT.
                 (a) Subject to Sections 5.6 and 5.7, in lieu of the form of Retirement Benefit described in Section 5.1, a Participant may elect to receive his Retirement Benefit in any of the optional forms of benefit described below; provided, however, that the Retirement Benefit under such optional forms shall be the Actuarial Equivalent of the Retirement Benefit payable to an unmarried Participant in accordance with Section 5.1(a).

                                  (I)      STRAIGHT LIFE ANNUITY.  An annuity
                 for the Participant's life, payable in 12 equal monthly installments per year, ending with the payment due for the month in which the Participant dies.

                                  (II)     JOINT AND SURVIVOR ANNUITY.  An
                 adjusted annuity for the Participant's life, payable in 12 equal monthly installments per year, and, after his death, a survivor annuity equal to 50%, 66 2/3% or 100%, as the Participant elects, of such adjusted annuity payable to his Beneficiary for life.

                                  (III)    CERTAIN AND LIFE ANNUITY.  An
                 annuity for the Participant's life, payable in 12 equal monthly installments per year, with a guarantee that if the Participant dies before receiving 120, monthly payments, the Beneficiary shall continue to receive monthly payments until the total number of monthly payments made to the Participant and his Beneficiary equals 120.

                 (b) If the Beneficiary under any of the optional forms described above is not the Participant's Spouse, such optional form shall only be permitted if the Actuarial Equivalent of the benefits allocated to such Beneficiary is less than 50% of the Actuarial Equivalent of the Straight Life Annuity which the Participant could otherwise have received.

                 (c) If a Participant elects to receive his Retirement Benefit in the form of a Joint and Survivor Annuity and his joint annuitant dies before the Participant's benefit payments have commenced, then the Participant's election under this Section 5.2 shall be null and void and the Participant shall be entitled to receive the benefit he would have received if no election had been made under this Section 5.2.

                 (d) If a Participant elects to receive his Retirement Benefit in the form of a Joint and Survivor Annuity and dies before payment of his benefit has commenced, then his joint annuitant shall not be entitled to receive any benefit under the Joint and Survivor Annuity; provided, however, that if the Participant dies while in active service after his Normal Retirement Date without leaving a Surviving Spouse, payment of his benefit under the Joint and Survivor Annuity shall be deemed to have commenced on the date of his death.

         5.3     PRERETIREMENT SURVIVOR ANNUITY.
                 (a) Subject to Section 5.6, a Preretirement Survivor Annuity shall be paid to the Surviving Spouse of a Participant or Former Participant who dies after earning a nonforfeitable right to his Accrued Benefit in accordance with Article III, but before payment of his Retirement Benefit has commenced. A "Preretirement Survivor Annuity" means a life annuity to the Participant's Surviving Spouse, if any, payable in 12 equal monthly installments per year, equal to 50% of the reduced annuity which would have been payable for the life of the Participant under Section 5.1(b), and payable in 12 equal monthly installments per year.

                 (b) In the case of a Participant or Former Participant who dies on or after the first date which could have been his Early Retirement Date but before payment of his Retirement Benefit has commenced, the Preretirement Survivor Annuity shall be based on the Qualified Joint and Survivor Annuity which would have been payable if the Participant had retired on the day before his date of death and payments under the Qualified Joint and Survivor Annuity had commenced on the first day of the month coincident with or following the date of his death.

                 (c) In the case of a Participant or Former Participant who dies before the first date which could have been his Early Retirement Date, the Preretirement Survivor Annuity shall be based on the Qualified Joint and Survivor Annuity which would have been payable if the Participant had terminated employment on the day before his date of death (or in the case of a Former Participant, the date of his termination of employment), survived until the first date which would have been his Early Retirement Date, immediately began receiving payments under the Qualified Joint and Survivor Annuity and died on the day following such Early Retirement Date.

                 (d) Payment of a Preretirement Survivor Annuity shall commence on the first day of the month following the later of (i) the first month in which the Participant could have retired on an Early Retirement Date or (ii) the month in which the Participant dies; provided, however, to the extent required by applicable law, it shall not commence to be paid prior to the date which was or would have been the Participant's Normal Retirement Date (had the Participant lived) without the written consent of the Participant's Surviving Spouse. In the absence of consent, payment of the Preretirement Survivor Annuity shall not be made until the earlier of (i) the first day of the month following receipt of the required consent by the Committee or (ii) the date which would have been the Participant's Normal Retirement Date.

         5.4 WAIVER OF QUALIFIED JOINT AND SURVIVOR ANNUITY. The Committee shall furnish or cause to be furnished to each married Participant, an explanation of the Qualified Joint and Survivor Annuity not less than 30 days and not more than 90 days prior to the Participant's annuity starting date under procedures established by the Committee in accordance with applicable law.

A Participant or Former Participant may, with the written consent of his Spouse (unless the Committee makes a written determination in accordance with applicable law that no such consent is required), elect in writing to receive his Retirement Benefit in one of the optional forms described in Section 5.2 in lieu of a Qualified Joint and Survivor Annuity or revoke such election at any time and any number of times within the 90-day period ending on his annuity starting date. Such an election or revocation shall be made under procedures established by the Committee in accordance with applicable law. For purposes of this Section 5.4, a Participant's "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity or
(ii) in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

         5.5     LIMITATIONS ON DISTRIBUTIONS.
                 (a) Notwithstanding any other provision of the Plan and subject to Section 14.5, unless otherwise provided by law any benefit payable to a Participant shall commence (in accordance with Code Section 401(a)(9)) no later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2 (the "required beginning date"). If not paid in a single sum payment, such benefits shall be paid, in accordance with applicable law, (i) over the life of the Participant, (ii) over the life of the Participant and a designated Beneficiary, (iii) over a period not extending beyond the life expectancy of the Participant, or (iv) over a period not extending beyond the joint life expectancies of the Participant and a designated Beneficiary. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for each other calendar year, including the minimum distribution for the year in which the Participant's required beginning date occurs, must be made on or before December 31st of the distribution calendar year. Life expectancies for purposes of this Section 5.5 shall be recalculated annually in accordance with applicable law.

                 (b) If distribution of a Participant's benefit has commenced prior to a Participant's death, and such Participant dies before his entire benefit is distributed to him, distribution of the remaining portion of the Participant's benefit to his Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

                 (c) If a Participant dies before distribution of his benefit has commenced, distributions to his Beneficiary shall be made on or before December 31st of the calendar year which contains the fifth anniversary of the date of such Participant's death; provided, however, at the Beneficiary's irrevocable election, duly filed with the Committee before the applicable commencement date set forth in the following sentence, any distribution to a Beneficiary may be made over a period not extending beyond the life expectancy of the Beneficiary. Such distribution shall commence no later than the December 31st of the calendar year immediately following the calendar year in which the Participant dies or, in the event such Beneficiary is the Participant's Surviving Spouse, on or before December 31st of the calendar year in which such Participant would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by applicable law). If such Participant's Surviving Spouse dies after the Participant, but before distributions to such Surviving Spouse commence, this subsection (c) shall be applied to require payment of any further benefits as if such Surviving Spouse were the Participant.

                 (d) Pursuant to applicable law, any benefit paid to a child shall be treated as if paid to a Participant's Surviving Spouse if such amount will become payable to such

Surviving Spouse on the child's attaining majority, or other designated event permitted by applicable law.

                 (e)      Notwithstanding the foregoing and subject to Plan
Section 14.5, unless the Participant elects a later date, payment of benefits under the Plan shall commence no later than the 60th day after the latest of the last day of the Plan Year in which the Participant (i) attains his Normal Retirement Date, (ii) attains his 10th anniversary of Plan participation or
(iii) terminates his employment.

         5.6 CASH OUTS. Notwithstanding any other provisions of the Plan and in accordance with applicable law, payment of any vested Retirement Benefit with an Actuarial Equivalent value of $3,500 or less shall be made immediately in a single sum payment in full settlement of the Plan's liability therefor; provided, however, that no such single sum payment shall be made after benefits have commenced without the consent of the Participant and, if the Participant is married at the time such payment would otherwise commence, the consent of his Spouse or, if the Participant has died, his Surviving Spouse. For purposes of this Section 5.6, if the Actuarial Equivalent of a Participant's vested Retirement Benefit is zero, such Participant shall be deemed to have received a distribution of his vested Accrued Benefit.

         5.7 REEMPLOYMENT FOLLOWING RETIREMENT. Except as may be otherwise required in Section 5.7 and notwithstanding any other provisions of this
Article V, if a Former Participant whose Retirement Benefit is in pay status again becomes an Employee, payment of his Retirement Benefit shall, to the extent permitted by applicable law, be suspended until his subsequent termination of employment or Retirement, at which time his Retirement Benefit shall be recomputed on the basis of his Service and other factors both before and after his reemployment, but shall be reduced by the Actuarial Equivalent of any benefit paid prior to his reemployment; provided; however, that his Retirement Benefit shall in no event be less than the Retirement Benefit payable prior to his reemployment. To the extent that the application of this Section 5.7 constitutes a suspension of benefits, such suspension shall be in accordance with ERISA, the Code and applicable law.

         5.8 DIRECT ROLLOVER. This Section 5.8 applies to distributions made on or after January 1, 1993. Solely to the extent required under applicable law and regulations, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this
Section 5.8, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         For purposes of this Section 5.8, the following terms shall have the following meanings:

                 (i) Eligible Rollover Distribution: Solely to the extent required under applicable law and regulations, an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (ii) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                 (iii) Distributee: A Distributee includes an employee or former employee. In addition, the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                 (iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                   ARTICLE VI

                      MAXIMUM AMOUNT OF RETIREMENT BENEFIT


         6.1 APPLICABLE BENEFITS. The provisions of this Article VI shall govern the benefits to which it is applicable notwithstanding any other provision of the Plan. The benefits to which this Article VI is applicable are
(i) any annuity payable to a Participant for life as part of a Qualified Joint and Survivor Annuity or as part of a Joint and Survivor Annuity elected by the Participant under Section 5.2 and having the effect of a qualified joint and survivor annuity within the meaning of Code Section 401(a)(11) (excluding in either case any survivor annuity payable to a Surviving Spouse thereunder),
(ii) any Straight Life Annuity payable to a Participant under Section 5.1 or elected by a Participant under Section 5.2, (iii) any other optional form of benefit payment elected by a Participant (including both the annuity payable to the Participant and any other annuity or benefit payable thereunder), and any Children's Pension payable in accordance with Section 5.5.

         6.2 LIMITATIONS ON BENEFITS. The benefits to which this Article VI is applicable may not exceed the limitations set forth in Code Section 415, which are incorporated by reference herein. For these purposes, the "limitation year" means the Plan Year. If a Participant also participates in any defined contribution plan (as defined in Code Sections 414(i) and 415(k)) maintained by the Employer or any Affiliate, in the event that in any Plan Year the sum of the Participant's defined benefit fraction (as defined in Code
Section 415(e)(2)) and the Participant's defined contribution fraction (as defined in Code Section 415(e)(3)) would otherwise exceed 1.0, then the benefit payable under this Plan shall be reduced so that the sum of such fractions in respect of that Participant will not exceed 1.0. If the above reduction does not ensure that the limitation set forth in this Section 6.2 is not exceeded, then the annual additions

(as defined in Code Section 415(c)(2)) to any defined contribution plan maintained by the Employer or any Affiliate in which the Participant participates, shall be reduced in accordance with the provisions of that plan, but only to the extent necessary to ensure that such limitation is not exceeded. If a Participant also participates in another defined benefit plan (as defined in Code Sections 414(j) and 415(k)) maintained by the Employer or any Affiliate, in the event that in any Plan Year such Participant's aggregated accrued benefit under such plans exceeds the applicable limits under Code
Section 415, the benefit payable under such other plan shall be reduced to the extent necessary to comply with such limits.

                                  ARTICLE VII

                          DESIGNATION OF BENEFICIARIES


         7.1 BENEFICIARY DESIGNATION. Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. Subject to the requirements of Article V, a Participant may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. Notwithstanding the foregoing, if the Participant is married, his Spouse must consent in writing to the designation of a Beneficiary other than the Participant's Spouse (unless the Committee makes a written determination in accordance with applicable law that no such consent is required). The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         7.2 LACK OF DESIGNATED BENEFICIARY. If no valid Beneficiary designation is in effect at the time of a Participant's death, or if no validly designated Beneficiary survives the Participant or if each surviving validly designated Beneficiary is legally impaired or prohibited from taking, then the Participant's Beneficiary shall be his Surviving Spouse, if any, or if the Participant has no Surviving Spouse, then his estate. If the Committee is in doubt as to the right of any person to receive such amount, it may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

                                  ARTICLE VIII

                           FUNDING AND CONTRIBUTIONS


         8.1 CONTRIBUTIONS. Subject to the provisions of Articles X and XI, the Employer shall contribute to the Trust during each Plan Year in accordance with Code Section 412(m), the amounts recommended by the Actuary to the Committee as necessary to maintain the Plan on a sound actuarial basis, in accordance with ERISA and the Code. The Committee shall arrange for the establishment and maintenance by the Actuary, or in accordance with his recommendations, of such funding accounts as are required by ERISA.

         8.2 ACTUARIAL VALUATION. The Committee shall adopt and may change from time to time, in accordance with the provisions of ERISA and the Code, such actuarial assumptions and methods as are recommended by the Actuary for purposes of actuarial valuations of the Plan. The Actuary shall make an annual actuarial valuation of the Plan and shall estimate the contributions required under Section 8.1 on the basis thereof. At least once in each three-year period the Actuary shall make an actuarial study of the mortality, service and compensation experience of the Participants of the Plan and the investment experience of the Plan, including such calculations as may be necessary to determine whether the Plan is adequately funded, and shall report the results of its study to the Committee. Prior to termination of the Plan, forfeitures of benefits arising from termination of employment, death or any other reason under the Plan shall not be applied to increase the benefits that any Participant would otherwise be entitled to receive under the Plan, but may be anticipated in estimating costs under the Plan and shall be applied to reduce the Employer's contributions under the Plan.

         8.3 TRUSTEE. All monies, securities or other property received as contributions under the Plan shall be delivered to the Trustee under the Trust, to be managed, invested, reinvested and distributed in accordance with the Plan, the Trust and any agreement with an insurance company or other financial institution constituting a part of the Plan and Trust and the investment guidelines, if any, prescribed by the Committee and communicated to the Trustee.

         8.4 PLAN EXPENSES. The expenses of administering the Plan, including (i) the fees and expenses of any employee and of the Trustee for the performance of their duties under the Trust, (ii) the expenses incurred by the members of the Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants, actuary and any agents and cost of services rendered in respect of the Plan) and (iii) all other proper charges and disbursements of the Trustee or the members of the Committee (including settlements of claims or legal actions approved by counsel to the Plan) are to be paid out of the Trust unless the Employer pays such expenses directly in such proportions as shall be determined by the Committee. In estimating costs under the Plan, administrative costs may be anticipated.

         8.5 EXCLUSIVE BENEFIT RULE. Prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, the assets of the Trust shall not inure to the benefit of any Employer and shall be held for the exclusive purpose of providing benefits to Participants and/or their Beneficiaries and for defraying the reasonable expenses of administering the Plan. Notwithstanding the foregoing, (i) any portion of an Employer's contribution which is made by virtue of a mistake of a fact shall be returned to the Employer within one year after the payment of the contribution; and (ii) each Employer's contribution is conditioned upon the deductibility of the contribution for federal income tax purposes under Code

Section 404 and, to the extent any such contribution is disallowed as a deduction, such contribution (to the extent disallowed) shall be returned to the Employer within one year of the disallowance.

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN


         9.1     THE COMMITTEE.
                 (a) The Plan shall be administered by a Committee which shall have general responsibility for the administration and interpretation of the Plan (including, but not limited to, complying with applicable reporting and disclosure requirements, establishing and maintaining Plan records, issuing instructions to the Trustee regarding the benefits that are to be paid from the Trust Fund to Participants and Beneficiaries and adopting amendments to the Plan as described in Section 11.1) and may exercise such other rights and powers as may be specifically granted to it herein or by the Board. The Committee shall engage the Actuary and such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan.

                 (b) The Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan and may appoint and remove or change the Trustee and any such funding agency. The Committee shall have the power to appoint or remove one or more investment managers and to delegate to such manager authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan, provided that (i) each manager with such authority and discretion shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940 and shall acknowledge in writing that it is a fiduciary with respect to the Plan and (ii) the Committee shall periodically review the investment performance and methods of each manager with such authority and discretion. The Committee shall determine any requirements and objectives of the Plan (including any interest rate or other actuarial assumptions) which may be pertinent to the investment of Plan assets and shall establish investment standards and policies incorporating such requirements and objectives and communicate the same to the Trustee (or other funding agencies under the Plan). If annuities are to be purchased under the Plan, the Committee shall determine what contracts should be made available to terminated Participants or purchased by the Trust.

         9.2 COMPOSITION OF THE COMMITTEE. The Committee shall consist of three or more members (any of whom may be a Trustee), each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board. Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith.
Except as otherwise required by ERISA, no bond or other security need be required by the Committee or any member thereof in any jurisdiction. Any person may serve on the Committee and any member of the Committee, any sub-committee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee and administrator) with respect to the Plan.

         9.3 INDEMNITY. To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of such Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the

Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

         9.4 SERVICES TO THE PLAN. The Committee may arrange for the engagement of such legal counsel, who may be counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such counsel and the Actuary and accountants engaged by the Committee and may delegate to any such agent or to any sub-committee or member of the Committee its authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Board, at such times as shall be specified by the Board, with regard to the matters for which it is responsible under the Plan.

         9.5 ACTION OF THE COMMITTEE. The Committee shall elect or designate its own Chairman, establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of a Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the direction of its Chairman, without a meeting by mail, telegraph or telephone, provided that all of the members of the Committee are informed by mail or telegraph of their right to vote on the proposal and of the outcome of the vote thereon.

         9.6 COMMITTEE RECORDS. The Committee shall appoint an individual who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, and shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Committee. Such individual shall cause to be disbursed the monies and funds of the Plan when so authorized by the Committee and shall generally perform such other duties as may be assigned to him from time to time by the Committee. All demands for money of the Plan shall be signed by such officer or officers or such other person or persons as the Committee may from time to time designate in writing.

         9.7     CLAIMS PROCEDURE.
                 (a) All claims for benefits under the Plan shall be submitted to, and within a reasonable period of time, decided in writing by the Committee. Written notice of the decision on each such claim shall be furnished reasonably promptly to the claimant. If the claim is wholly or partially denied, written notice of the denial shall be furnished within 90 days after receipt of the claim; provided, however, that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstances requiring an extension. Such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based.

                 (b) A claimant may review all pertinent documents and may request a review by the Committee of such a decision denying the claim. Such a request shall be made in writing and filed with the Committee within 60 days after delivery to the claimant of written notice of the decision. Such written request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Such notice of denial shall include specific reasons for such decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to any matter of fact or interpretation relating to the Plan.

         9.8 COMMUNICATIONS. Any notice, election, application, instruction, designation or other form of communication required to be given or submitted by any Participant, other Employee or Beneficiary shall be in such form as is prescribed from time to time by the Committee, sent by first class mail or delivered in person, and shall be deemed to be duly given only upon actual receipt thereof by the Committee. Any notice, statement, report and other communication from the Employer or the Committee to any Participant, other Employee or Beneficiary required or permitted by the Plan shall be deemed to have been duly given when delivered to such person or mailed by first class mail to such person at his address last appearing on the records of the Employer or the Committee. Each person entitled to receive a payment under the Plan shall file in accordance herewith his complete mailing address and each change therein. A check or communication mailed to any person at his address on file with the Employer or the Committee shall be deemed to have been received by such person for all purposes of the Plan, and no employee or agent of the Employer or member of the Committee shall be obliged to search for or ascertain the location of any such person except as required by ERISA. If the Committee is in doubt as to whether payments are being received by the person entitled thereto, it may, be registered mail addressed to such person at his address last known to the Committee notify such person that all future payments will be withheld until such person submits to the Committee his proper mailing address and such other information as the Committee may reasonably request.

         9.9 INFORMATION FROM PARTICIPANT. Each Participant shall file with the Committee such pertinent information concerning himself and his Beneficiary, and each Beneficiary shall file with the Committee such information concerning himself, as the Committee may specify, and in such manner and form as the Committee may specify or provide, and no Participant or Beneficiary shall have the right or be entitled to any benefits or further benefits under the Plan unless such information is filed by him or on his behalf.

                                   ARTICLE X

                     TERMINATION OF EMPLOYER PARTICIPATION


         10.1 RIGHT OF TERMINATION. Any Employer may terminate its participation in the Plan by giving the Committee prior written notice specifying a termination date which shall be the last day of a month at least 60 days subsequent to the date such notice is received by the Committee. The Committee may terminate any Employer's participation in the Plan, as of any termination date specified by the Committee, for the failure of the Employer to make proper contributions or to comply with any other provision of the Plan and shall terminate an Employer's participation upon complete and final discontinuance of the Employer's contributions.

         10.2 RIGHTS OF PARTICIPANTS ON TERMINATION. To the maximum extent permitted by ERISA, the rights of Participants no longer employed by the Employer and Former Participants and their Beneficiaries and Surviving Spouses shall be unaffected by a termination of the Plan as to any Employer. Subject to the provisions of Section 11.3, the benefits provided under the Plan with respect to each Participant in service with such Employer as of the termination date will be paid or forfeited in accordance with the Plan as if such termination had not occurred, except that the Committee may direct the Trustee to segregate such portion of the assets of the Trust (the "Distributable Reserve") as the Actuary shall determine to be properly allocable in accordance with ERISA to the active employees of such Employer and direct the Trustee to apply the Distributable Reserve for the benefit of the Participants employed by the Employer as of the termination date in such manner as the Committee shall determine including, without limitation, payment to such Participants in lump cash sums or the purchase of immediate or deferred annuities, a transfer to a successor employee benefit plan which is qualified under Code Section 401(a), or any combination thereof; provided, however, that in the event of any transfer of assets to a successor employee benefit plan, the provisions of Section 11.7 will apply.
Any such payments or transfers of the Distributable Reserve shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the plan and any Participant then employed by such Employer. To the maximum extent permitted by ERISA, the termination of the Plan as to any Employer shall not in any way affect any other Employer's participation in the Plan.

                                   ARTICLE XI

                            AMENDMENT OR TERMINATION
                             OF THE PLAN AND TRUST


         11.1    RIGHT OF AMENDMENT OR TERMINATION.
                 (a) Subject to (b) and (c) below, the Board reserves the right at any time to amend, suspend or terminate the Plan, any contributions thereunder, the Trust or any contract issued by an insurance carrier forming a part of the Plan, in whole or in part and for any reason and without the consent of any Employer, Participant, Beneficiary or Surviving Spouse; provided, however, that the Committee may adopt amendments which do not materially affect the cost of the Plan and which may be necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto, to qualify or maintain the Plan and Trust as a plan and trust meeting the requirements of Code Sections 401(a) and 501(a) or any other provision of applicable law (including ERISA), and may exercise such additional powers and authority as may be granted by the Board from time to time. Each Employer by its adoption of the Plan shall be deemed to have delegated this authority to the Board and the Committee.

                 (b) No amendment or modification shall be made which would retroactively impair any rights to any benefit under the Plan which any Participant, Beneficiary or Surviving Spouse would otherwise have had at the date of such amendment by reason of the contributions theretofore made, except to such extent as may be necessary or appropriate to qualify or maintain the Plan and Trust as a plan and trust meeting the requirements of Code Sections 401(a) and 501(a) or any other provision of applicable law (including ERISA), or make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and administrative expenses as provided in Section

8.4) to be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries and Surviving Spouses prior to the satisfaction of all liabilities with respect thereto.

                 (c) Any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan and Trust as a plan and trust meeting the requirements of Code Sections 401(a) and 501(a) or any other provision of applicable law (including ERISA).

         11.2 NOTICE. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board or the Committee, whichever adopts the amendment, to the other and to the Trustee and all Employers and, where and to the extent required by law, to Participants and other interested parties.

         11.3    PLAN TERMINATION.
                 (a) Upon termination of the Plan, no amount shall thereafter be payable under the Plan to or in respect of any Participant except as provided in this Article XI, and to the maximum extent permitted by ERISA, transfers or distributions of the assets of the Plan as provided in this
Article XI shall constitute a complete discharge of all liabilities under the Plan. The Committee shall remain in existence and all of the provisions of the Plan which in the opinion of the Committee are necessary for the execution of the Plan and the distribution or transfer of the assets of the Plan shall remain in force. All determinations and notifications referred to in this
Article XI shall be in form and substance satisfactory to counsel for the Plan.

                 (b) If the termination of the Plan does not constitute a plan termination for purposes of Title IV of ERISA, the assets of the Plan shall be applied for the benefit of

Participants, Former Participants, Beneficiaries and Surviving Spouses in such manner as the Committee shall determine; provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Section 11.7 will apply.

         11.4    DISTRIBUTION ON TERMINATION.
                 (a) If the termination of the Plan constitutes a plan termination for purposes of Title IV of ERISA, then the rights of all Participants to their Retirement Benefits accrued to the date of such termination shall thereupon be nonforfeitable, but only to the extent that such Retirement Benefits have then been funded by contributions made prior to such termination and that funds are available to provide such Retirement Benefits upon the allocations hereinafter provided in this Section 11.4.

                 (b) Upon the lapse of the period within which the PBGC may object, and assuming no such objection has occurred, the assets of the Plan which remain after reservation of an amount sufficient to pay all expenses of final administration shall be allocated, to the extent sufficient, in the following order of priority:

                          (i)     To provide for the benefits payable under
                 Article V to or in respect of Participants who retired or died, who could have retired, or who, having terminated employment, either began receiving payments of such benefits or could have begun receiving such payments if they had not elected to defer commencement of such payments, at least three years prior to the termination date, determined in each case on the basis of the provisions of the Plan at any time during the five-year period ending on the termination date when such benefits were or would have been the lowest and without regard to any increases in such benefits which accrued less then three years prior to the termination date; then

                          (ii) To provide all other benefits under the Plan which are guaranteed by the PBGC under Title IV of ERISA, or which would be guaranteed if ERISA Sections 4022(b)(5) and 4022(b)(6) were not applicable, but which have not been allocated under (i) above; then

                          (iii) To provide all other benefits which had become nonforfeitable under the Plan prior to the termination date but which have not been allocated under (i) or (ii) above; then

                          (iv) To provide all other benefits which had accrued under the Plan prior to the termination date but which have not been allocated under (i), (ii) or (iii) above; then

                          (v) Any surplus assets of the Plan remaining after the payment of all expenses of final administration and after the satisfaction of all liabilities accrued to the termination date with respect to Participants, Former Participants and their Beneficiaries and Surviving Spouses shall, upon receipt of the IRS approval therefor, revert to the Company, provided, that subject to and in accordance with
                 Section 4980(d) of the Code, the Board of Directors may direct that 25 percent of the maximum amount which the Employer could otherwise receive as an employer reversion pursuant to this clause less the amount equal to the present value of aggregate increase in the accrued benefits under the Plan of any

                 Participant, former Participant, Surviving Spouse or Beneficiary pursuant to a Plan amendment adopted during the 60-day period ending on the date of termination of the Plan and taking effect immediately on the termination date (in accordance with Section 4980(d)(2)(B)(ii) of the Code), be directly transferred to a qualified replacement plan as defined in Section 4980(d) of the Code, prior to any amount reverting to the Employer.

                 (c) The foregoing allocations shall be made by the Committee in accordance with the determination of the Actuary pursuant to applicable law. If the balance remaining for allocation under any of the foregoing provisions is insufficient to provide in full the allocations under such provision, allocations to individuals under such provision shall be reduced pro rata (except that, under (iii) only, such balance shall first be allocated to provide the benefits described therein determined on the basis of the provisions of the Plan which were in effect at the beginning of the 5-year period ending on the termination date and then, if the balance remaining for allocation is sufficient, to provide the benefits described therein which result from each successive amendment to the Plan during such 5-year period until the first such amendment as to which such balance is insufficient before reducing such allocation pro rata) and no allocations shall be made under subsequent provisions. The assets of the Plan allocated in accordance with
(i), (ii), (iii) and (iv) above shall be distributed in such manner as the Committee shall determine, including without limitation, lump sum cash payments, cash installments, the purchase of immediate or deferred annuities or any combination of the foregoing as the PBGC and the IRS may approve.

         11.5    INSUFFICIENT ASSETS.  Notwithstanding the provisions of
Section 11.4, if the PBGC notifies the Committee that it is unable to determine whether the assets of the Plan are sufficient (or that such assets are insufficient) to discharge when due all obligations thereunder with respect to benefits which are guaranteed by the PBGC under Title IV of ERISA, the assets of the Plan shall be allocated and distributed only as a court having competent jurisdiction of the Plan or Trust or a trustee appointed by such court shall direct or permit.

         11.6 PARTIAL TERMINATION. In the event that a partial termination (within the meaning of ERISA) of the Plan has occurred then (i) the rights of all Participants affected thereby to their Accrued Benefits accrued to the date of such partial termination shall thereupon be nonforfeitable, but only to the extent that such Accrued Benefits have then been funded by such portion of the assets of the Trust as are determined to be properly allocable to such Participants and that such portion of assets is available to provide such Retirement Benefits upon the allocations provided in Section 11.4, and (ii) the provisions of the Plan which, in the opinion of the Committee, are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply. If a partial termination of the Plan has occurred as to any Employer, then to the maximum extent permitted by ERISA, only the Employer as to which the partial termination of the Plan has occurred shall be liable to the PBGC for any insufficiency of assets.

         11.7 SUCCESSOR PLAN. No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless each Participant would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Committee may also request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.

                                  ARTICLE XII

                              TOP HEAVY PROVISIONS


         12.1    TOP HEAVY PLAN.
                 (a) The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year. For purposes of determining whether the Plan is a Top Heavy Plan, uniform actuarial assumptions which reflect reasonable mortality experience and a reasonable interest rate shall be used. The present value of a Participant's Accrued Benefit shall be determined as of the last valuation date used for computing Plan costs for minimum funding purposes which occurs within the Plan Year in which the determination is being made (the "Valuation Date"), and shall include amounts distributed to or on behalf of the Participant within the four preceding Plan Years.

                 (b) Notwithstanding any other provisions in the Plan, the provisions of this Article XII shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

         12.2 DEFINITIONS. For purposes of this Article XII and as otherwise used in the Plan, the following terms shall have the meanings set forth below:

                 (a) "REQUIRED AGGREGATION GROUP" means (i) the group composed of each qualified plan maintained by the Employer or any Affiliate in which at least one Key Employee participates or participated in the Plan Year containing the Determination Date or any of the four preceding Plan Years, regardless of whether the plan has been terminated, and (ii) any other qualified plan maintained by the Employer or any Affiliate which enables a plan described in clause (i) during the period tested to meet the requirements of Code Section 401(a)(4) or 410.

                 (b) "PERMISSIVE AGGREGATION GROUP" means Required Aggregation Group plus any other qualified plan or plans maintained by the Employer or any Affiliate which, when considered as a group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                 (c) "KEY EMPLOYEE" means any employee or former employee (and the beneficiaries of such employee) of the Employer who at any time during the Plan Year containing the Determination Date and the four preceding Plan Years was (i) an officer of the Employer whose annual compensation from the Employer exceeds 50% of the dollar limitation in effect under Code Section 415(b)(l)(A), (ii) an owner (or considered an owner under Code Section 318) of one of the 10 largest interests in the Employer and whose annual compensation from the Employer exceeds 100% of the dollar limitation in effect under Code
Section 415(c)(l)(A), (iii) a 5% owner of the Employer, or (iv) a 1% owner of the Employer whose annual compensation from the Employer is more than $150,000. For the purpose of determining who are Key Employees, "annual compensation" means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employer's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b).

                 (d) "TOP HEAVY PLAN" shall mean a "Top Heavy Plan" as defined in Section 416(g) of the Code and the regulations thereunder. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group or Permissive Aggregation Group of which the Plan is a part, is Top Heavy, the Accrued Benefit of a Member, other than a key employee, shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or an Affiliate, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rate of Section 411(b)(l)(C) of the Code.

         12.3    EFFECT OF TOP HEAVY STATUS ON VESTING.
                 (a) If the Plan is a Top Heavy Plan with respect to any Plan Year, the nonforfeitable percentage of the Accrued Benefit of each Participant who is credited with at least one Hour of Service on or after the date the Plan becomes Top Heavy shall not be less than the amount determined in accordance with the following vesting schedule:

                      Years of             Nonforfeitable
                  Vesting Service             Interest
                  ---------------             --------
                 Less than 3 years               0%
                 3 years or more               100%


                 (b) In the event the vesting provided the Section 3.5 is amended, or changed on account of the Plan becoming or ceasing to be a Top Heavy Plan, any Participant who has completed at least three Years of Vesting Service may irrevocably elect to have the amount of his nonforfeitable right to his Retirement Benefit computed under the Plan without regard to such amendment or change in accordance with procedures established by the Committee. The election period shall begin on the date such amendment is adopted or the date such change is effective, and shall end no earlier than the latest of the following dates:

                                  (i)      The date which is 60 days after the
                 day such amendment is adopted; or

                                  (ii)     The date which is 60 days after the
                 day such amendment or change becomes effective; or

                                  (iii)    The date which is 60 days after the
                 day the Participant is given written notice of such amendment or change by the Committee.

         12.4    EFFECT OF TOP HEAVY STATUS ON ACCRUED BENEFIT.

                 (a) Subject to the provisions of Section 12.5, if the Plan is a Top Heavy Plan at any point in time, the Accrued Benefit for each Participant who has completed a one-year Period of Service and who is a non-Key Employee shall not, at such point, be less than such Participant's average compensation, multiplied by the lesser of (i) 2% multiplied by the Participant's Years of Service or (ii) 20%. For purposes of the preceding sentence, a Participant's Years of Service shall not include any Years of Service credited with respect to a Plan Year during which the Plan was not a Top Heavy Plan.

                 (b) For purposes of this Section 12.4, "average compensation" shall mean the average of a Participant's compensation for the period of five consecutive years (or his actual number of consecutive years if less than five) during which the Participant had the greatest aggregate compensation.

                 (c)      For each Plan Year that the Plan is a Top-Heavy Plan,
1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Code Section 415(e).

                 (d) If, after substituting 90% for 60% wherever the latter appears in Code Section 416(g), the Plan is determined not to be a Top Heavy Plan, the provisions of (c) above shall not be applicable if the Accrued Benefit for each Participant who is a non-Key Employee is determined in accordance with (a) above, substituting "3%" for "2%" in (a) above and increasing "20%" in (a) above by 1% for each Plan Year described in the last sentence therein, but not beyond "30%".

         12.5 NONDUPLICATION OF BENEFITS. The Committee shall, to the maximum extent permitted by the Code and in accordance with the Regulations, abate the minimum benefit provisions of Section 12.4 by first taking into account the contributions made under any other plans maintained by the Employer which are qualified under Code Section 401(a) to prevent duplication of minimum benefits.

                                  ARTICLE XIII

             SPECIAL LIMITATIONS IMPOSED BY GOVERNMENT REGULATIONS


         13.1 APPLICATION. In order to qualify the Plan and the Trust as a qualified plan and trust under the Code the benefits to be provided to certain Participants will be subject to the limitations set forth in this Article XIII.

         13.2    RESTRICTION OF BENEFITS.
                 (a) In the event of the termination of the Plan, the benefits of any highly compensated employee (and any highly compensated former employee), as defined in Section 414(q) of the Code and the regulations thereunder, shall be limited to a benefit that is nondiscriminatory under
Section 401(a)(4) of the Code.

                 (b) The annual payments to a Restricted Employee (as defined below) may not exceed an amount equal to the payments that would be made on behalf of such Restricted Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Restricted Employee's Accrued Benefit and his other benefits under the Plan. However, the restriction described in the foregoing sentence shall not apply if:

                                  (i)      after payment to a Restricted
                 Employee of all Benefits (as defined below), the value of the assets of the Plan equals or exceeds 110% of the value of current liabilities (as defined in Section 412(l)(7) of the Code) under the Plan; or

                                  (ii)     the value of the Benefits for a
                 Restricted Employee is less than 1% of the value of current liabilities (as defined in Section 412(l)(7) of the Code) under the Plan; or

                                  (iii)    the value of the Benefits for
                 Restricted Employee does not exceed $3,500.

                 (c) For purposes of this Section 13.2, a "Restricted Employee" means a Participant who is a highly compensated employee or highly compensated former employee of the Employer (as defined in Section 414(q) of the Code and the regulations thereunder). In any year, the total number of individuals who are subject to the restrictions described in this Section 13.2 shall be limited to a group of not less than 25 highly compensated employees and highly compensated former employees and the employees included in the group shall be determined on the basis of such employees with the greatest compensation.

                 (d) For purposes of this Section 13.2, the "Benefits" includes loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Restricted Employee's life.

         13.3 For periods prior to January 1, 1994, the provisions of Treas. Reg. Sec. 1.401-4(c) shall apply in lieu of the provisions of Section 13.2.

                                  ARTICLE XIV

                       GENERAL LIMITATIONS AND PROVISIONS


         14.1 RIGHTS OF EMPLOYER. Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company, Employer or any Affiliate or affect the right of any such employer to dismiss any employee. The adoption and maintenance of the Plan shall not constitute a contract between an Employer and any employee or consideration for, or an inducement to or condition of, the employment of any employee.

         14.2 TRUST AS SOURCE OF BENEFITS. Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee. The Trust shall be the sole source of benefits under the Plan and, except as otherwise required by ERISA, the Employer and the Committee assume no liability or responsibility for payment of such benefits, and each Participant, Surviving Spouse, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust for such payment and shall not have any right, claim or demand therefor against the Employer, or the Committee or any member thereof or any employee or director of the Employer.

         14.3 INCOMPETENT PAYEE. If the Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his Spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the

Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

         14.4 NONALIENATION OF BENEFITS. Except insofar as may otherwise be required by law or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable at any time under the Plan and the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and Trust, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee may, in accordance with procedures applied in a uniform and nondiscriminatory manner, direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his Spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper. For purposes of the Plan, a "Qualified Domestic Relations Order" means any judgement, decree, or order (including approval of a property settlement agreement) which has been determined by the Committee in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Code Section 414(p)(l).

         14.5 LOST PAYEE. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, including an alternate payee under a Qualified Domestic Relations Order as provided in Section 14.4, and if, after 3 years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Employer, and within 3 months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be cancelled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer, and upon such cancellation, the Plan and the Trust shall have no further liability therefor, except that, in the event such person later notifies the Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him as provided in Article V.

         14.6 INSURANCE CONTRACTS. If the payment of any benefit under the Plan is provided for by a contract with an insurance company, the payment of such benefit shall be subject to all the provisions of such contract.

         14.7 CREDIT FOR PRIOR SERVICE. Upon such terms and conditions as the Committee may approve, and subject to any required IRS approval, benefits may be provided under the Plan to a Participant with respect to any period of his prior employment by any organization, and such benefits (and any Service credited with respect to such period of employment) may be provided for, in whole or in part, by funds transferred, directly or indirectly (including a rollover from an individual retirement account or an individual retirement annuity as described in Code Section 408) to the Trust from a defined benefit plan of such organization which qualified under Code Section 401(a).

         14.8 GENDER. Whenever used in the Plan, the masculine gender includes the feminine.

         14.9 CAPTIONS. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

         14.10 GOVERNING LAW. The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of New York.

         IN WITNESS WHEREOF, this amended and restated Plan has been executed this 31st day of October, 1994.


                                               GENOVESE DRUG STORES, INC.




ATTEST:                                        BY:
                                                  /s/     Gene Wexler
                                                  ------------------------------
/s/ Alison L. Dowling                             TITLE:  Vice President -
- - ----------------------------                              General Counsel

                                   EXHIBIT I

                     ACCRUED BENEFITS AS OF JANUARY 1, 1989

                                                             Annual Amount
                                                                  Of
Name                    Social Security No.                 Accrued Benefit
- - ----                    -------------------                 ---------------



